                                                                     (SPSS LOGO)

FOR IMMEDIATE RELEASE
Contact: Janine Warell
312-261-6535
jwarell@spss.com


            SPSS REPORTS RECORD FOURTH QUARTER AND FISCAL YEAR REVENUES
                           AND RECORD OPERATING INCOME

                   EPS REDUCED BY A NON-CASH INCOME TAX CHARGE

CHICAGO, Ill. (USA), February 13, 2007 -- SPSS Inc. (NASDAQ: SPSS), a worldwide provider of predictive analytics software, today announced revenues and earnings for its fourth quarter and fiscal year ended December 31, 2006.

The company reported 2006 fourth quarter revenues of $71.1 million, an increase of 14 percent from the same quarter of 2005, driven by increased sales across all product lines and major geographical regions. New license revenues for the 2006 fourth quarter were $35.8 million, up 20 percent over the fourth quarter of 2005.

Revenues in the 2006 fiscal year were $261.5 million, an 11 percent increase from $236.1 million in the 2005 fiscal year. New license revenues for the 2006 fiscal year were $125.0 million, up 16 percent from $107.6 million in the 2005 fiscal year.

"Our strong revenue growth for the fourth quarter and full year reflect solid product advancements and a go-to-market strategy that is gaining momentum in the predictive analytics market," said Jack Noonan, SPSS president and chief executive officer. "Simply put, the predictive analytics market continues to expand and we are leveraging our leadership position in that market."

Operating income in the 2006 fourth quarter increased 36 percent to $11.7 million, or 16 percent of total revenues, from $8.6 million, or 14 percent of total revenues, in the same quarter of 2005. Operating income for the 2006 fiscal year increased 22 percent to $34.3 million, or 13 percent of total revenues, from $28.0 million, or 12 percent of total revenues, for the 2005 fiscal year. 2006 operating income includes the effect of expenses for share-based compensation of $1.7 million and $6.7 million in the fourth quarter and full-year periods, respectively. Excluding share-based compensation expenses, 2006 operating income would have been $13.4 million for the fourth quarter, or 19 percent of total revenues, and $41.0 million for the fiscal year, or 16 percent of total revenues. (See attached reconciliation table for effects of share based compensation expense and comparison with prior year periods.)

Noonan further said, "We are realizing the benefits of the organizational and operational changes we implemented over the past two years. With the convergence of the right people, the right products, and the right market conditions, we are well positioned to build on the successes of 2006."

In connection with its ongoing worldwide income tax audits, the company recently became aware of information relating to open tax years and has estimated that certain deferred tax assets on its balance sheet may no longer be realizable. Due to the possible loss of these tax attributes, the company recorded a non-cash charge of $6.9 million to income tax expense in the 2006 fourth quarter to establish a valuation allowance with a corresponding reduction in deferred income taxes on the company's balance sheet. The effect of this income tax charge was to reduce 2006 diluted earnings per share (EPS) by $0.33 for the fourth quarter and by $0.34 for the fiscal year.

As a result of this income tax reserve, reported EPS for the 2006 fourth quarter were $0.10 compared to $0.30 for the same period of 2005. EPS for the 2006 fiscal year were $0.73, compared to $0.85 for the 2005 fiscal year. The effective income tax rates for the 2006 fourth quarter and fiscal year were 85 percent and 56 percent, respectively, compared to effective income tax rates of 40 percent and 41 percent in the same periods of 2005.

Cash totaled $140.2 million as of December 31, 2006, compared with $84.4 million as of December 31, 2005 and $119.5 million as of September 30, 2006. Cash flow from operations in the 2006 fourth quarter was $22.3 million compared with $17.4 million for the same period in 2005. For the 2006 fiscal year, cash flow from operations was $48.2 million.

PRODUCT LEADERSHIP CONTINUES TO BRING MARQUEE-NAME CUSTOMERS

New license sales in the 2006 fourth quarter were driven by a significantly increased number of sales transactions over $100,000, including:

   - GfK AG, a market research firm based in Germany, expanded its investment in SPSS technology to better analyze the results of its market research activities.

   - Clementine(R) was purchased by music company Live Nation for customer segmentation analyses; Musicians Friend, an online provider of musical products and instruments for market basket analysis, customer segmentation and up-sell/cross-sell opportunities; and The Bon-Ton Stores, Inc., to better understand and predict the future behavior of its customers toward increasing sales and customer satisfaction.

   - Bernett Research, a market research and data collection firm, purchased Dimensions(TM) to expand the mix of their existing call center business, conduct studies for varied sets of marketing research companies, and offer a more cost-effective interviewing service to their customer base.

   - BZ WBK S.A. Bank, a commercial bank based in Poland licensed Clementine(TM), Predictive Enterprise Services(TM) and Text Mining for Clementine(R) to improve their marketing campaign optimization, and to serve as the bank's corporate data mining system. This implementation will be used for customer relationship management (CRM) projects, as well as credit risk analysis and for fraud prevention.

   - Hewitt Associates, Inc. purchased Dimensions(TM) to create an embedded survey research platform for conducting their clients' employee opinion surveys.

SPSS also continued to upgrade its market-leading software, issuing several new versions with advanced functions and capabilities, including:

   - One of the most robust versions of its market-leading data mining software, Clementine 11.0, with dramatically enhanced solutions through the addition of data analytic techniques and innovative graphic capabilities. A key component of the company's market-leading predictive analytics offerings, this release now tightly integrates with the SPSS statistical products, giving users easy access to statistical and data management capabilities.

   -  The latest version of its flagship statistical software package, SPSS
      15.0. The product's new features improve graphical and other output functionality, data and access management, as well as advanced analytics and connectivity with other SPSS products.

   - An upgraded version of its survey research product suite, Dimensions 4.0(TM), which enables clients to further optimize customer-centric research processes and organizations to make stronger business decisions.

OUTLOOK AND GUIDANCE

"Our 2006 financial results reflect solid execution and worldwide productivity improvements," said Raymond Panza, SPSS executive vice president and chief financial officer. "Going forward, we expect to see the continued positive effects of disciplined financial management throughout the organization. With a continuing focus on cash, we expect to continue to build our financial foundation to support future growth."

Panza continued, "For the 2007 first quarter, revenues are expected to be between $68.0 million and $70.0 million with EPS in the range of $0.23 to $0.27. For the 2007 fiscal year, we expect revenues of between $285.0 million and $295.0 million, with EPS in the range of $1.20 to $1.30. This guidance assumes an expected effective income tax rate of 38 percent and includes expected expense for share based compensation of $0.06 and $0.26 for the 2007 first quarter and fiscal year, respectively."

CONFERENCE CALL

The company will host a conference call at 5:00 p.m. CT on February 13, 2007, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 800-510-9661 in the United States and 617-614-3452 internationally. The live call pass code is 87163601. A replay will be available via phone for one week after the call. To access it, participants should dial 888-286-8010 in the United States or 617-801-6888 internationally. Access code 40082257 is required for the replay.

An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

ABOUT SPSS INC.

SPSS Inc. (NASDAQ: SPSS) is a leading worldwide provider of predictive analytics software and solutions. The company's offerings connect data to effective action by drawing reliable conclusions about current conditions and future events. More than 250,000 public sector, academic, and commercial customers, including 95 percent of the Fortune 1000 companies, rely on SPSS software to increase revenues, reduce costs, improve critical business processes, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.

                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                            Three Months Ended December 31,
                                                        --------------------------------------
                                                                                   Yr/Yr           % of Total Revenue
                                                        2006          2005         % Chg.          2006         2005
                                                        ----          ----         ------          ----         ----
Net revenues:
 License fees                                          $35,819      $29,799           20%           50%           48%
 Maintenance                                            27,816       25,453            9%           39%           41%
 Services                                                7,508        6,982            8%           11%           11%
                                                       -------       -------                      -------       -------

Net revenues                                            71,143       62,234           14%          100%          100%
                                                       -------       -------                      -------       -------

Operating expenses:
 Cost of license and maintenance revenues                5,030        4,630            9%            7%            7%
 Sales, marketing and services                          30,722       30,025            2%           43%           48%
 Research and development                               14,263       11,807           21%           20%           19%
 General and administrative                              9,433        7,185           31%           14%           12%
                                                       -------       -------                      -------       -------
Operating expenses                                      59,448       53,647           11%           84%           86%
                                                       -------       -------                      -------       -------
Operating income                                        11,695        8,587           36%           16%           14%
                                                       -------       -------                      -------       -------

Other income (expense):
 Net interest income                                     1,205          140           NM             2%           --
 Gain on divestiture of Sigma-series product line           --        1,000           NM             0%            2%
 Other                                                     701          154          355%            1%           --
                                                       -------       -------                      -------       -------

Other income (expense)                                   1,906        1,294           47%            3%            2%
                                                       -------       -------                      -------       -------

Income before income taxes                              13,601        9,881           38%           19%           16%
Income tax expense                                      11,603        3,991          191%           16%            7%
                                                       -------       -------                      -------       -------
Net income                                             $ 1,998      $ 5,890          -66%            3%            9%
                                                       =======      ========                     =======       ========


Basic net income per common share                      $  0.10          0.32         -69%

Diluted net income per common share                    $  0.10          0.30         -67%

Share data:
Shares used in basic per share computation              19,733        18,308           8%

Shares used in diluted per share computation            20,794        19,516           7%

                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)


                                                                        Full Year Ended December 31,
                                                               ---------------------------------------------
                                                                                                 Yr/Yr         % of Total Revenue
                                                                     2006         2005          % Chg.          2006          2005
                                                                     ----         ----          ------          ----          ----
Net revenues:
 License fees                                                     $ 125,017     $ 107,568            16%           48%           46%
 Maintenance                                                        109,277       102,241             7%           42%           43%
 Service                                                             27,238        26,254             4%           10%           11%
                                                                   ---------     ---------                      ---------   --------

Net revenues                                                        261,532       236,063            11%          100%          100%
                                                                   ---------     ---------                      ---------   --------

Operating expenses:
 Cost of license and maintenance revenues                            17,479        16,381             7%            7%            7%
 Cost of license and maintenance revenues -- software write-off       1,283            --            NM             0%           --
 Sales, marketing and services                                      124,127       117,872             5%           47%           50%
 Research and development                                            51,595        45,418            14%           20%           19%
 General and administrative                                          32,745        28,368            15%           13%           12%
                                                                   ---------     ---------                      ---------   --------
Operating expenses                                                  227,229       208,039             9%           87%           88%
                                                                   ---------     ---------                      ---------   --------

Operating income                                                     34,303        28,024            22%           13%           12%
                                                                   ---------     ---------                      ---------   --------

Other income (expense):
 Net interest income                                                  3,139           161            NM             1%           --
 Gain on divestiture of Sigma-series product line                     1,000         1,000            NM             1%            1%
 Other                                                               (3,981)       (2,013)           98%           -2%           -1%
                                                                   ---------     ---------                      ---------   --------
Other income (expense)                                                  158          (852)         -119%            0%            0%
                                                                   ---------     ---------                      ---------   --------

Income before income taxes                                           34,461        27,172            27%           13%           12%
Income tax expense                                                   19,321        11,080            74%            7%            5%
                                                                   ---------     ---------                      ---------   --------
Net income                                                        $  15,140     $  16,092            -6%            6%            7%
                                                                   ==========    =========                     ==========  =========

Basic net income per common share                                 $    0.78     $    0.88           -11%

Diluted net income per common share                               $    0.73     $    0.85           -14%

Share data:
Shares used in basic per share computation                           19,451        18,228             7%

Shares used in diluted per share computation                         20,645        18,880             9%

                           SPSS INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                           DECEMBER 31,              DECEMBER 31,
                                                                               2006                      2005
                                                                       ----------------------    ----------------------
ASSETS
Current assets
     Cash and cash equivalents                                                     $ 140,203                  $ 84,408
     Accounts receivable, net                                                         53,814                    42,488
     Inventories, net                                                                    752                       879
     Deferred income taxes                                                             3,784                     5,624
     Prepaid income taxes                                                              3,285                     5,067
     Other current assets                                                              4,692                     5,233
                                                                       ----------------------    ----------------------
        Total current assets                                                         206,530                   143,699

Net property, equipment and leasehold improvements                                    17,708                    20,441
Capitalized software development costs, net                                           31,583                    28,522
Goodwill                                                                              41,923                    41,207
Intangibles, net                                                                       3,470                     3,627
Deferred income taxes                                                                 28,714                    32,938
Other noncurrent assets                                                                2,566                     1,463
                                                                       ----------------------    ----------------------
        Total assets                                                               $ 332,494                 $ 271,897
                                                                       ======================    ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable                                                                 $       -                 $   2,500
     Accounts payable                                                                  6,496                     9,678
     Income and value added taxes payable                                             10,249                     9,024
     Deferred revenues                                                                73,483                    63,980
     Other accrued liabilities                                                        24,203                    21,102
                                                                       ----------------------    ----------------------
        Total current liabilities                                                    114,431                   106,284

Noncurrent deferred income taxes                                                         795                       449
Noncurrent notes payable                                                                   -                       872
Other noncurrent liabilities                                                             745                       546

Stockholders' equity
     Common Stock                                                                        198                       187
     Additional paid-in capital                                                      211,668                   177,440
     Deferred compensation                                                           (5,756)                   (1,069)
     Accumulated other comprehensive loss                                            (1,335)                   (9,420)
     Retained earnings (Accumulated deficit)                                          11,748                   (3,392)
                                                                       ----------------------    ----------------------
        Total stockholders' equity                                                   216,523                   163,746
                                                                       ----------------------    ----------------------

        Total liabilities and stockholders'  equity                                $ 332,494                 $ 271,897
                                                                       ======================    ======================

                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                            ----------------------
                                                                               2006         2005
                                                                            ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                              $  15,140    $  16,092
    Adjustments to reconcile net income to net cash
      provided by operating activities:
          Depreciation and amortization                                        16,536       16,948
          Deferred income taxes                                                 6,410       (1,711)
          Tax benefit from stock option exercises                                  --        2,749
          Amortization of share-based compensation                              6,704          504
          Write-off of software                                                 1,283           --
          Gain on sale of product line                                         (1,000)      (1,000)
          Changes in assets and liabilities:
             Accounts receivable                                               (8,872)       3,984
             Inventories                                                          136         (125)
             Prepaid and other assets                                             676         (147)
             Accounts payable                                                  (3,382)       3,841
             Accrued expenses                                                   2,403       (1,488)
             Income taxes                                                       2,755        3,991
             Deferred revenue                                                   5,898        5,916
          Other, net                                                            3,523        1,955
                                                                            ---------    ---------

Net cash provided by operating activities                                      48,210       51,509
                                                                            ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                       (4,287)      (7,543)
    Capitalized software development costs                                    (12,761)      (9,021)
    Proceeds from the divestiture of Sigma-series product line                  1,000        1,000
    Purchase of business and intangibles                                           --         (780)
                                                                            ---------    ---------

Net cash used in investing activities                                         (16,048)     (16,344)
                                                                            ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net repayments under line-of-credit agreements                             (3,372)      (2,509)
    Proceeds from stock option exercises and employee stock purchase plan      19,884       17,544
    Tax benefit from stock option exercises                                     3,434           --
                                                                            ---------    ---------

Net cash provided by financing activities                                      19,946       15,035
                                                                            ---------    ---------

Effect of exchange rates on cash                                                3,687       (2,899)
                                                                            ---------    ---------

Net change in cash and cash equivalents                                        55,795       47,301
Cash and cash equivalents at beginning of period                               84,408       37,107
                                                                            ---------    ---------
Cash and cash equivalents at end of period                                  $ 140,203    $  84,408
                                                                            =========    =========

                           SPSS INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION--EFFECT OF SHARE-BASED COMPENSATION ON OPERATING INCOME
                     (IN THOUSANDS, EXCEPT PERCENT AMOUNTS)
                                   (UNAUDITED)

                                                                    Three Months Ended December 31,
                                            --------------------------------------------------------------------------------
                                                                                                      Adjusted To Exclude
                                              Reported--GAAP         Share-Based Compensation       Share-Based Compensation
                                            ------------------       ------------------------       ------------------------
                                              2006       2005             2006       2005                2006       2005
                                            -------    -------          -------    -------             -------    -------
Net revenues                                $71,143    $62,234          $    --    $    --             $71,143    $62,234
                                            -------    -------          -------    -------             -------    -------

Operating expenses:
 Cost of license and maintenance revenues     5,030      4,630               --         --               5,030      4,630
 Cost of license and maintenance
    revenues -- software write-off
 Sales, marketing and services               30,722     30,025              660         --              30,062     30,025
 Research and development                    14,263     11,807              504         --              13,759     11,807
 General and administrative                   9,433      7,185              512        247               8,921      6,938
                                            -------    -------          -------    -------             -------    -------
Operating expenses                           59,448     53,647            1,676        247              57,772     53,400
                                            -------    -------          -------    -------             -------    -------

Operating income                            $11,695    $ 8,587          $(1,676)   $  (247)            $13,371    $ 8,834
                                            =======    =======          =======    =======             =======    =======

Operating income as % of revenues                16%        14%                                             19%        14%
                                            =======    =======                                         =======    =======

                                                                       Year Ended December 31,
                                            ----------------------------------------------------------------------------
                                                                                                  Adjusted To Exclude
                                              Reported--GAAP        Share-Based Compensation    Share-Based Compensation
                                            --------------------    ------------------------    ------------------------
                                              2006        2005          2006        2005            2006        2005
                                            --------    --------      --------    --------        --------    --------
Net revenues                                $261,532    $236,063      $     --    $     --        $261,532    $236,063
                                            --------    --------      --------    --------        --------    --------

Operating expenses:
 Cost of license and maintenance revenues     17,479      16,381            --          --          17,479      16,381
 Cost of license and maintenance
    revenues -- software write-off             1,283          --                                     1,283          --
 Sales, marketing and services               124,127     117,872         2,022          --         122,105     117,872
 Research and development                     51,595      45,418         1,425          --          50,170      45,418
 General and administrative                   32,745      28,368         3,257         504          29,488      27,864
                                            --------    --------      --------    --------        --------    --------
Operating expenses                           227,229     208,039         6,704         504         220,525     207,535
                                            --------    --------      --------    --------        --------    --------

Operating income                            $ 34,303    $ 28,024      $ (6,704)   $   (504)       $ 41,007    $ 28,528
                                            ========    ========      ========    ========        ========    ========

Operating income as % of revenues                 13%         12%                                       16%         12%
                                            ========    ========                                  ========    ========


NOTE  - Share-Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment ("SFAS No. 123(R)" or the "Statement"). This Statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and its related implementation guidance. On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R) using the modified prospective method. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Prior to the adoption of SFAS No. 123(R), the Company followed the intrinsic value method in accordance with APB No. 25 to account for its employee stock options and share-based awards in 2005. Results for fiscal 2005 have not been restated. Accordingly, no compensation expense was recognized for share-based awards granted in connection with the issuance of stock options under the Company's equity incentive plans; however, compensation expense was recognized in connection with the issuance of restricted share units and stock options granted to non-employees under the Company's equity incentive plans. The Company has provided the effects of share-based compensation to show the comparable year effects of share-based compensation and the related effects on operating income thereby facilitating year over year comparisons.